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                                                                Exhibit 10.16(c)

DAIMLERCHRYSLER CORPORATION(CHRYSLER) WITH A
BUSINESS ADDRESS AT 800 CHRYSLER DRIVE EAST
AUBURN HILLS, MI 48326-2757, HEREBY AGREES TO PURCHASE AND

Allied Systems                                                    MOTOR CARRIER
160 Clairemont Avenue, Suite 500                                  TRANSPORTATION
Decatur, GA 30030                                                 CONTRACT

(CARRIER AGREES TO SELL AND DELIVER THE                       ALZS1, AUHL, TPPP1
SERVCICES SPECIFIED HEREIN IN ACCORDANCE WITH                 Amendment #6
THE TERMS AND CONDITIONS ON THE FACE AND
REVERSE SIDE HEREOF AND ANY NUMBERED
ATTACHMENTS HERETO.

                             DESCRIPTION OF SERVICES

COMMODITIES: Motor Vehicles   STCC: 37-11

EFFECTIVE DATE: 10-01-05 TERMINATION DATE: 9-31-07 PAYMENT TERMS: 15 days

     This amendment extends the current contract through 9-31-07 at the revised rates as stated by percentage increases in the attachment. (See Attachment #1) Other than the specific terms below, all terms of the contract will be in effect.

NOTES:

1.   This contract is designed to meet the distinct needs of DaimlerChrysler.

2. Carrier agrees to participate in the DaimlerChrysler MCM program and 2nd Tier Minority sourcing program.

3. Carrier agrees to observe requirements stated in the DaimlerChrysler Vehicle Shipping Manual.

4. Rates will be increased by ___% will be effective beginning October 1, 2005. Rates will be increased by ___% effective October 1, 2006.

5.   Transition and Inventory Turnover for Ridgefield is yet to be determined.

6.   Allied will continue in the ECS Fuel Adjustment Program.

7. DCX does not guarantee volume, but Allied will have first right of refusal for any network changes that DCX proposes that may affect volume.

8. Contract Extension: A contract proposal for current business must be provided to DCX no later than 6 months prior to the contract termination date, failure by Allied to provide a full proposal covering existing business 6 months prior contract expiration, will result in a contract extension at current rates for a period of time equal to the delay in which DCX experiences in receiving said proposal. DCX Option.

9. In the event of conflict, the terms of this contract supercedes all previous contracts.

10. Carrier is responsible to submit all freight charges with appropriate backup to DCX within 120 days from the date of service. All overcharge claims and balance dues must be submitted within 120 days from the date of shipment. The burden of all claims is on the claimant.

ALLIED SYSTEMS                          DAIMLERCHRYSLER CORPORATION


By: s/s Tommy Duffy                     By: s/s J. L. Terry
    ---------------------------------       ------------------------------------
    Tommy Duffy                             J. L. Terry
    Exec. Vice President                    Sr. Manager, Vehicle Logistics

                                            DATE: 12/16/2005